AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 2008

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3372365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

65 Middlesex Road
Tyngsboro, Massachusetts 01879
(978) 694-9121
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

F. William Capp
Chief Executive Officer
Beacon Power Corporation
65 Middlesex Road
Tyngsboro, Massachusetts 01879
(978) 694-9121
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Albert L. Sokol, Esq.
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199-7613
(617) 239-0100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐(do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Security(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, $.01 par value per share(3)	171,958	$0.555	$95,436.69	$3.75

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sale prices of the registrant's common stock on December 12, 2008 as reported on The Nasdaq Capital Market.

(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(3)
In accordance with Rule 416 under the Securities Act, we are also registering an indeterminate number of additional shares of common stock that may be issued from time to time as a result of stock splits, stock dividends and similar events.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 19, 2008

PROSPECTUS

BEACON POWER CORPORATION

171,958 Shares

COMMON STOCK

This prospectus relates to the resale of 171,958 shares of common stock, par value $.01 per shares of Beacon Power Corporation (“we” or “us”) by Massachusetts Development Finance Agency (“MassDev”) and Massachusetts Technology Park Corporation (“MTPC”) or its successors.  MassDev and MTPC received warrants to purchase the shares of common stock pursuant to a loan obligation between us and MassDev in which MTPC participated.  In accordance with the terms of the warrants, we are registering the 171,958 shares of our common stock underlying the warrants issued to MassDev and MTPC.  For additional information regarding the transaction, see the section of this prospectus titled “The Selling Security Holders.”  We will not receive any proceeds from the sale of the shares of common stock offered hereby by the selling security holders.  We have agreed to bear all expenses of registration of the common stock offered hereby.  You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and “Incorporation of Certain Information by Reference” beginning on page 6 of this prospectus before you make your investment decision.

Our common stock trades on the Nasdaq Capital Market under the symbol "BCON."  The last reported sale price of the common stock as reported on The Nasdaq Capital Market on December 18, 2008 was $0.62 per share.

The selling security holders, directly or indirectly through agents, brokers or dealers designated from time to time, may sell the shares of common stock offered hereby from time to time on terms to be determined at the time of sale.  See the section of this prospectus titled “Plan of Distribution.”

Investing in our common stock involves risks and you should carefully consider those risk factors included in a prospectus supplement, if any, and our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q filed November 10, 2008.  See "Risk Factors" on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is                         , 2008

PROSPECTUS SUMMARY

This prospectus relates to the resale of 171,958 shares of common stock by the selling security holders identified in this prospectus under the section titled “The Selling Security Holders.”  MassDev and MTPC received warrants to purchase the shares of common stock pursuant to a loan obligation between us and MassDev in which MTPC participated.  In accordance with the terms of the warrants, we are registering the 171,958 shares of our common stock underlying the warrants issued to MassDev and MTPC.  We will not receive any proceeds from the resale of shares by the selling security holders.  We have agreed to bear all expenses of registration of the common stock offered by this prospectus.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission.  You should rely only on the information that we have provided or incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus.  You must not rely on any unauthorized information or representation.  This prospectus is an offer to resell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Note Regarding Trademarks

Beacon Power, the Beacon logo and Smart Energy Matrix are registered trademarks of Beacon Power Corporation.  All other trademarks or service marks appearing in this prospectus and the documents we incorporate by reference are the property of their owners.

About Beacon Power Corporation

We design, develop, configure and expect to begin operating flywheel-based frequency regulation facilities that will provide services to support more reliable and cost-effective electricity grid operation. The focus of our research and development has been to establish commercially viable flywheel-based energy storage technologies that can provide highly reliable energy solutions for the worldwide electricity grid at competitive costs. Initially, we expect to generate revenues from the commercialization of our flywheel energy storage systems to supply frequency regulation services to the electricity grid in North America. We believe that as we expand our production capabilities we can become a provider of frequency regulation services to grid operators on a global basis. In addition we believe that as the commercialization of our technologies continues, we will develop other cost-effective applications for our flywheel systems that will provide additional revenue opportunities.

Our market focus is on the geographic regions of the domestic grid that provide open bid markets for regulation services. These regions and their Independent System Operator (ISO) or Regional Transmission Organization (RTO) designations are: New England (ISO New England or ISO-NE); California (California ISO or CAISO); New York (New York ISO or NYISO); Mid-Atlantic (PJM Interconnect) and Texas (ERCOT). In addition, per its updated schedule, Midwest Independent Transmission System Operator, Inc. (Midwest ISO or MISO) is expected to begin operating its open-bid ancillary services market for frequency regulation before the end of January 2009. We have been proactive in this emerging market and have added it to our initial target markets.  Because ERCOT is not regulated by FERC, we are not able to encourage beneficial market rule changes in ERCOT by leveraging FERC Order 890.  This limitation will likely slow our entry into the ERCOT market.

These regional ISOs/RTOs or grid operators purchase frequency regulation services from independent providers in open bid markets that they manage and maintain. We are seeking to become one such provider. We believe our technology will offer grid operators the benefits of greater reliability; faster response time; cleaner operation, including zero direct emissions of carbon dioxide (CO2), nitrogen oxide, sulfur dioxide and mercury; and lower maintenance costs compared to conventional power generation facilities that also provide frequency regulation services.  We believe that we will have lower operating costs and faster response time than the majority of other entities that provide frequency regulation services, which we believe will allow us to have sufficient margins to make our services economically viable.

Under the open-bid market, grid operators forecast the need for frequency regulation as a percentage of expected power demand, and approved suppliers submit bids for these services. Bids are stacked from lowest to highest prices until the cumulative amount of bids is sufficient to meet the calculated need. The price submitted by the highest selected bidder determines the price paid to every bidder that has been scheduled to provide service.

To fully exploit this regulatory-driven open-bid market, we are finalizing our design and expect to build, own and operate a number of frequency regulation facilities. Our business model, which is a sale-of-services model, is similar to that of independent power producers who also design, build, own and operate their own power plants. Each Smart Energy Matrix™ frequency regulation facility will be up to 20 megawatts (MW) in size. A Smart Energy Matrix™ is a multi-flywheel energy storage system designed to provide reliable and sustainable frequency regulation services for utility grids.  A Smart Energy Matrix™ can be scaled to any size to provide one or more megawatts of frequency regulation capacity.  Smart Energy Matrix™ frequency regulation plants that are 20 MW or less in size offer the advantage of being eligible to use fast-track interconnection regulations that allow plants of this capacity or smaller to be approved more quickly in accordance with streamlined regulatory rules. A key aspect of our business model is that we are not dependant on the lengthy procurement cycles typically associated with the marketing and sale of capital equipment to the utility sector.  Instead, our business model is to become a merchant provider of frequency regulation services to the deregulated open bid markets.  We will be bidding the output of our plants into multiple open-bid markets for regulation services on a daily basis.

The location of our regulation plants and the sequence in which they will be constructed depend on a number of factors, including but not limited to the availability and cost of land, the cost of power plant construction, technical grid interconnection requirements, comparative market pricing available for frequency regulation in the various regional markets, approval of environmental and related permits required to build plants, and our ability to receive appropriate revenues and payments within the Market Rules of each regional market.

Because our business model is based on being a service provider that owns and operates plants and equipment as opposed to selling equipment, we will need to obtain significant additional funding to procure the components and to construct our frequency regulation facilities.  We expect to raise additional capital in 2009 through the sale of our stock.  In the future, we will need to raise additional capital either from project financing or additional equity transactions in order to build additional regulation facilities.

As our business develops, we may from time to time evaluate possible acquisitions of enterprises or technologies that we would consider synergistic from a market, technology or product perspective.

We have incurred losses in 2008 and expect to continue to incur losses as we expand our product development and begin to increase our manufacturing and assembly capacity.

We incorporated in Delaware in 1997.  Our principal executive offices are located at 65 Middlesex Road, Tyngsboro, Massachusetts, 01879 and our telephone number is (978) 694-9121.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risk factors contained in a prospectus supplement, if any, as well as those set forth in our most recently filed periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the period ended September 30, 2008, which are incorporated by reference into this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or included in any applicable prospectus supplement.  Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business, operating results and financial condition and could result in a complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents we incorporate by reference may contain forward-looking statements, including statements about our growth and future operating results, discovery and development of products, strategic alliances and intellectual property.  Any statement that is not a statement of historical fact should be considered a forward-looking statement.  We often use words or phrases of expectation or uncertainty like "believe," “anticipate,” “plan,” “expect,” “intent,” “project,” “future,” “may,” “will,” "could," “would” and similar words to help identify forward-looking statements.

Forward-looking statements involve risks and uncertainties.  Our actual results could differ significantly from the results discussed in the forward-looking statements in this prospectus or the documents we incorporate by reference.  Many factors could cause or contribute to these differences, including the factors referred to above under the caption "Risk Factors."  The forward-looking events discussed in this prospectus or any documents we incorporate by reference might not occur.  Accordingly, we caution you not place undue reliance on our forward-looking statements, which speak only as of the date on which they are made.  We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should carefully read this entire prospectus and any prospectus supplements, particularly the section entitled "Risk Factors," before you make an investment decision.

USE OF PROCEEDS

All of the shares of common stock offered under this prospectus are being sold by the selling security holders.  We will not receive any of the proceeds from the sale of the common stock registered hereby.

THE SELLING SECURITY HOLDERS

In June 2008, MassDev agreed to lend to us up to $5 million (the “Loan Obligation”). The Loan Obligation derives from a funding collaboration between the Emerging Technology Fund of MassDev and the Massachusetts Technology Collaborative’s Business Expansion Initiative.  As partial consideration for the Loan Obligation, on June 30, 2008, we issued to MassDev two warrants, each warrant to purchase 85,979 shares of our common stock at an exercise price of $1.89 per share (the “Warrants”), subject to any adjustments as set forth in the Warrants.  MassDev assigned one of the warrants to MTPC, as part of MTPC’s participation in the Loan Obligation under the Massachusetts Technology Collaborative’s Business Expansion Initiative.  In accordance with the terms of the warrants, we are registering the 171,958 shares of our common stock underlying the warrants issued to MassDev and MTPC.

The following table sets forth information regarding the shares of common stock beneficially owned by MassDev and MTPC.  MassDev and MTPC may use this prospectus for the resale of shares of common stock being registered hereunder for their account, although they are not obligated to sell any such shares.  We are not able to estimate the number of shares of common stock that will be held by MassDev or MTPC after the completion of this offering because MassDev and MTPC may offer all, some, or none of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any such shares.  The following table assumes that all of the shares of common stock being registered hereby will be sold:

	Shares of Common Stock Beneficially Owned Prior to the	Number of Shares Being	Shares of Common Stock Beneficially Owned After the Offering (1)(2)
Selling Security Holders	Offering	Offered	Number	Percent
Massachusetts Development Finance Agency	0	85,979	0	*
Massachusetts Technology Park Collaborative	0	85,979	0	*
_________________

*Less than 1%
(1)	Based upon 97,047,169 shares of common stock outstanding as of December 17, 2008.
(2)	Assumes that all shares of common stock being offered and registered hereunder are sold, although the selling security holders are not obligated to sell any such shares.

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of MassDev and MTPC.  MassDev and MTPC, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares or interests in shares received after the date of this prospectus from MassDev or MTPC as a gift, pledge or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares or interests in shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices, or other legally available means.  To the extent MassDev or MTPC gifts, pledges or otherwise transfers shares offered hereby, transferees receiving such shares may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling security holders under this prospectus.  MassDev and MTPC may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

•	in the over-the-counter market,

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

•	through the writing of options, whether such options are listed on an options exchange or otherwise,

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

•	an exchange distribution in accordance with the rules of the applicable exchange,

•	privately negotiated transactions,

•	short sales,

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise,

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share,

•	a combination of any such methods of sale, and

•	any other method permitted pursuant to applicable law.

MassDev and MTPC may also enter into options, loans, pledges or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to MassDev or MTPC from the sale of the shares of common stock offered by them will be the purchase price of the shares of common stock less discounts or commissions, if any.  MassDev and MTPC reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

MassDev and MTPC also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

MassDev and MTPC might be, and any broker-dealers that act in connection with the sale of securities may be, deemed to be “underwriters” within the meaning of Section 2(2)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer and other material facts to the transaction, will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

There can be no assurance that MassDev and MTPC will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

We have advised MassDev and MTPC that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and its affiliates. Regulation M’s prohibition on purchases may include purchases to cover short positions by a selling security holder, and a selling shareholder’s failure to cover a short position at a lender’s request and subsequent purchases by the lender in the open market of shares to cover such short positions, may be deemed to constitute an inducement to buy shares, which is prohibited by Regulation M. In addition, each selling security holder will be subject to other applicable provisions of the Exchange Act and the associated rules and regulations thereunder.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that MassDev and MTPC will pay all underwriting discounts and selling commissions, if any.  We have agreed to indemnify MassDev and MTPC, subject to certain exceptions, against certain liabilities including liabilities under the Securities Act relating to the registration of the shares offered by this prospectus.  We may be indemnified by MassDev and/or MTPC against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by MassDev and/or MTPC specifically for use in this prospectus, in accordance with the related Securities Sale Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Our common stock is listed on the Nasdaq Capital Market.  Any shares of our common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject (if applicable) to official notice of issuance.

LEGAL MATTERS

Edwards Angell Palmer & Dodge LLP, Boston, Massachusetts, our legal counsel, will give us an opinion on the validity of the securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of Miller Wachman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports and proxy statements and other information with the SEC.  You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E.  Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  Our SEC filings are also available on the SEC's website at http://www.sec.gov.  Copies of certain information filed by us with the SEC are also available on our web site at http://www.beaconpower.com.  The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement and prior to effectiveness of this registration statement and after the date of the prospectus and before the sale of all the securities covered by this prospectus; provided, however, that we are not incorporating any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008;

•	our Quarterly Reports on Forms 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	our Current Reports on Forms 8-K filed with the SEC on February 21, 2008, February 29, 2008, June 16, 2008, July 7, 2008, September 16, 2008, October 10, 2008 and November 21, 2008; and

•	The description of our common stock contained in our registration statement on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by telephoning our Investor Relations department at (978) 694-9121 or writing us at:

Beacon Power Corporation
Attn: Corporate Secretary
65 Middlesex Road
Tyngsboro, Massachusetts 01879

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by Beacon in connection with the issuance and distribution of the offered securities offered by this prospectus.

SEC registration fee	$3.75
Printing and engraving expenses	0.00
Legal fees and expenses	5,000.00
Accounting fees and expenses	2,000.00
Miscellaneous	996.25
$8,000.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides, in effect, that any person made a party to any action by reason of the fact that he is or was serving as a director, officer, employee or other agent of a corporation, or in such a capacity with another entity at the request of the corporation, may and, in certain cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against reasonable expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or other agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

The Registrant's certificate of incorporation provides that none of its directors or officers or other parties whom it has requested to serve as directors, officers, trustees or in similar capacities with other entities shall be liable to the Registrant or its stockholders for monetary damages deriving from an action to which such persons were party on account of them serving the Registrant or at its request to the fullest extent not prohibited by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers. Subject to certain limited exceptions, under these agreements, the Registrant will be obligated, to the fullest extent not prohibited by the Delaware General Corporation Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Registrant. The Registrant also maintains liability insurance for its directors and officers in order to limit its exposure to liability for indemnification of its directors and officers.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

See the Exhibit Index immediately following the signature page hereof.

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the town of Tyngsboro, Massachusetts, on December 19, 2008.

BEACON POWER CORPORATION

By:	/s/ F. William Capp
F. William Capp
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints F. William Capp and James M. Spiezio, and each of them individually, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ F. William Capp	President and Chief Executive Officer	December 19, 2008
F. William Capp	(Principal Executive Officer)

/s/ James M. Spiezio	Vice President of Finance, Chief Financial	December 19, 2008
James M. Spiezio	Officer, Treasurer and Secretary (Principal
Financial and Accounting Officer)

/s/ Stephen P. Adik	Director	December 19, 2008
Stephen P. Adik

/s/ Daniel E. Kletter	Director	December 19, 2008
Daniel E. Kletter

/s/ Jack P. Smith	Director	December 19, 2008
Jack P. Smith

/s/ Virgil G. Rose	Director	December 19, 2008
Virgil G. Rose

/s/ Edward A. Weihman	Director	December 19, 2008
Edward A. Weihman

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Specimen Common Stock Certificate. Filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-43386) and incorporated herein by reference.

4.2
Form of Warrants issued on June 30, 2008 to Massachusetts Development Finance Agency.  Filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K on July 7, 2008 (File No. 000-31973) and incorporated herein by reference.

5.1	Opinion of Edwards Angell Palmer & Dodge LLP. Filed herewith.

23.1	Consent of Miller Wachman LLP, independent registered public accounting firm. Filed herewith.

23.2	Consent of Edwards Angell Palmer & Dodge LLP. Included in its opinion filed as Exhibit 5.1.

24.1	Power of Attorney. Included on the signature page of this Registration Statement.